Exhibit 99.1

                                     NEXPUB
                                  PRESS RELEASE

March 28, 2002 - NexPub, Inc. (OTC Bulletin Board: NEXP) today announced that it has filed a Petition for Assignment for the Benefit of Creditors (the "Assignment") in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida. The purpose of the Assignment is to conclude the Company's operations and provide for an orderly liquidation of its assets.

The Assignee for NexPub is Donald Kaplan. The Assignee is charged with the orderly liquidation of NexPub's assets and distribution of any proceeds to NexPub's creditors. For creditors or other affected parties of NexPub, all inquiries related to this action should be addressed to Donald Kaplan at Michael Moecker & Associates, Inc. at (954) 252-1560.

"Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995: The statements made in this news release that are not historical facts contain forward-looking information that involve risks and uncertainties. Important factors that may cause actual results to differ include, but are not limited to, the consummation of the assignment and other risks detailed from time-to-time in Nexpub's public filings. Nexpub assumes no obligation to update the information included in this news release.